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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment Number 5 to the Registration Statement on Form S-1 of our report dated May 25, 2004, except for the effects of the stock split discussed in Note 1 as to which the date is July 27, 2004, relating to the consolidated financial statements and financial statement schedule of WebSideStory, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
San Diego, California
September 16, 2004